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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                          July 17, 2003 (May 30, 2003)

                         AMERICAN TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   0-24248                   87-0361799
          --------                   -------                   ----------
(State or Other Jurisdiction     (Commission File            (IRS Employer
      of Incorporation)               Number)              Identification No.)


13114 Evening Creek Drive South, San Diego, California            92128
------------------------------------------------------            -----
       (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 679-2114
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events and Regulation FD Disclosure

     A. Private Placement Completed.

     On July 11, 2003, American Technology Corporation (the "Company"), entered into a Securities Purchase Agreement with certain institutional investors pursuant to which the Company issued and sold 1,818,180 shares of its common stock at a purchase price of $5.50 per share. In connection with such financing, the Company also issued warrants to the investors to purchase 454,547 shares of common stock with an exercise price of $6.75 per share. The warrants are exercisable until July 10, 2007.

     The gross proceeds received from this financing were $10 million. Net proceeds of the financing are expected to be used for working capital purposes and to discharge the remaining $318,155 principal balance of the Company's 8% Senior Secured Promissory Notes and accrued interest.

     These securities were offered and sold without registration under the Securities Act of 1933 without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Securities Act prior to issuance. In connection with this financing, the Company and the investors entered into a Registration Rights Agreement, pursuant to which the Company agreed to prepare and file, within 30 days following the issuance of the securities, a registration statement covering the resale of the common stock sold and issuable upon the exercise of the warrants. The Company is required to have such registration statement declared effective within 90 days following the date of the issuance of the securities. The Company paid a placement fee of 5% of the gross proceeds to Olympus Securities, LLC.

     A complete copy of each of the Securities Purchase Agreement, the Form of Warrant, the Registration Rights Agreement and the related press release of the Company, are filed herewith as Exhibits 4.1, 4.2, 4.3, and 99.1, respectively, and are incorporated herein by reference. The summary of the transaction set forth above is qualified in its entirety by reference to such exhibits.

     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

     B. Management Addition.

     On June 30, 2003 the Company announced the appointment of Mr. Carl Gruenler as Vice President of Military Operations to oversee the Company's military business. In such position, Mr. Gruenler will oversee the Company's military business. Prior to joining the Company, Mr. Gruenler was in active duty, where he managed the Navy's Smart Wing program to identify and develop new integrated systems for physical security/access control, waterside force protection and mobile computing. Prior to resuming active duty in May 1999, Mr. Gruenler was in the Naval Reserves, and held a variety of management positions. From May 1993 to April 1998, Mr. Gruenler served as president of Thomas D. Mangelsen Inc., a national retail, manufacturing distribution company.

                                       2

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From February 1987 to April 1993, Mr. Gruenler served as chief financial officer of Automated Monitoring and Control International Inc., a railroad systems technology company. From January 1982 to January 1987, Mr. Gruenler was a project manager/financial analyst at Union Pacific Railroad.

     In connection with the addition of Mr. Gruenler, Mr. Terry Conrad, formerly Senior Vice President of Military Operations and of Engineering, has accepted the newly created position of Director of Military Sales for the Western Region. Mr. Conrad also has resigned from the Company's Board of Directors.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

    4.1      Securities Purchase Agreement.

    4.2      Registration Rights Agreement.

    4.3      Form of Common Stock Warrant.

    99.1     Press Release dated July 17, 2003.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN TECHNOLOGY CORPORATION


Date: July 17, 2003                         By:  /s/ RENEE WARDEN
                                               --------------------------------
                                                 Renee Warden
                                                 Chief Accounting Officer